SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

                           Filed by the Registrant [X]
                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-12

                                 MONROE BANCORP
                                 --------------
                (Name of Registrant as Specified in its Charter)


      ---------------------------------------------------------------------
      (Name of Persons Filing Proxy Statement if other than the Registrant)


               Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

1) Title of each class of securities to which transaction
   applies:                                                       Not applicable
                                                                  --------------

2) Aggregate number of securities to which transaction applies:   Not applicable
                                                                  --------------

3) Per unit price or other underlying value of transaction
   computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how
   it was determined):                                            Not applicable
                                                                  --------------

4) Proposed maximum aggregate value of transaction:               Not applicable
                                                                  --------------

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                                                                  --------------
   [ ] Fee paid previously by written preliminary  materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount previously paid:                                     Not applicable
                                                                  --------------

   2) Form, Schedule or Registration Statement No.:               Not applicable
                                                                  --------------

   3) Filing Party:                                               Not applicable
                                                                  --------------
   4) Date Filed:                                                 Not applicable
                                                                  --------------

                              2009 NOTICE OF ANNUAL
                             MEETING OF SHAREHOLDERS
                                       AND
                                 PROXY STATEMENT

                            [LOGO OF MONROE BANCORP]

                                                                  March 30, 2009




Dear Shareholder,

On behalf of our entire Board of Directors, I cordially invite you to attend our annual meeting of shareholders on April 30, 2009. At the meeting, we will review our performance for fiscal year 2008.

A notice of the meeting and proxy statement follow. You will also find enclosed your proxy voting card and the 2008 Annual Report. I would like to take this opportunity to remind you that your vote is important. Please take a moment now to complete, sign and date the enclosed proxy voting card and return it in the postage-paid envelope we have provided.

I look forward to seeing you on April 30th.


                                           Sincerely,

                                           /s/ Mark D. Bradford

                                           Mark D. Bradford
                                           President and Chief Executive Officer

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408




                               Notice of the 2009
                         Annual Meeting of Shareholders



The annual meeting of shareholders of Monroe Bancorp will be held on April 30, 2009, at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana to consider and take action on the following matters:

     1.   The election of Dr. Bradford J. Bomba, Jr., Mark D. Bradford and James
          G. Burkhart as directors of Monroe Bancorp to serve a three-year term expiring in 2012;

     2. The ratification of the appointment of BKD, LLP, Certified Public Accountants, as independent auditors for fiscal year ending December 31, 2009; and

     3. The transaction of any other business that is properly raised at the meeting.

Your Board of Directors recommends a vote "in favor of" the two proposals.

Only those shareholders of record at the close of business on March 16, 2009 shall be entitled to notice of and to vote at the annual meeting.



                                             By Order of the Board of Directors.

Bloomington, Indiana                         /s/ R. Scott Walters
March 30, 2009
                                             R. Scott Walters
                                             Corporate Secretary



          IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 30, 2009

         This proxy statement and our 2008 Annual Report to Shareholders are available at: www.cfpproxy.com/4720

                                 Monroe Bancorp
                            210 East Kirkwood Avenue
                           Bloomington, Indiana 47408

                                 PROXY STATEMENT


                           ANNUAL MEETING INFORMATION

This proxy statement contains information related to the annual meeting of shareholders of Monroe Bancorp to be held on April 30, 2009, beginning at 10:00 a.m., local time, at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any postponements or adjournments thereof. The proxy statement was prepared under the direction of the Company's Board of Directors to solicit your proxy for use at the annual meeting.

As of the close of business on March 16, 2009, the record date for determining shareholders entitled to notice of and to vote at the annual meeting, we had a total of 6,227,550 shares of common stock issued and outstanding, which were held by approximately 259 shareholders of record. The Company has no other outstanding securities entitled to vote.

Why did I receive this proxy statement?

On or about March 30, 2009, we began mailing this proxy statement and form of proxy to everyone who was a shareholder as of the record date of March 16, 2008. We prepare a proxy statement each year to let our shareholders know when and where we will hold our annual shareholders' meeting.

More importantly, this proxy statement:

     o includes detailed information about the matters that will be discussed and voted on at the meeting; and
     o provides you with updated information about the Company that you will need to consider in order to make an informed decision at the meeting.

Who will solicit the proxies and who is paying for them?

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company from the shareholders. The cost of soliciting proxies will be borne by the Company. In addition to use of mail, proxies may be solicited personally or by telephone or facsimile by directors, officers and certain employees of the Company who will not be specially compensated for such soliciting. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting materials to the beneficial owners of stock and will reimburse them for the cost of forwarding the material.

What will occur at the annual meeting?

First, we will determine whether enough shareholders are present at the meeting to conduct business. A shareholder will be deemed to be "present" at the meeting if the shareholder:

     o    is present in person; or
     o is not present in person but has voted by proxy card prior to the meeting.

A "quorum" is the presence at the meeting, in person or by proxy, of the holders of the majority of the outstanding shares. There must be a quorum for the meeting to be held. If we do not have a quorum, then we will reschedule the meeting. The new meeting date will be announced at the meeting. Abstentions are counted as present for purposes of determining the presence or absence of a quorum.

If a quorum is present at the meeting, then we will vote on:

     o proposal to elect the following individuals for three year terms as members of our Board of Directors: Dr. Bradford J. Bomba, Jr., Mark D. Bradford and James G. Burkhart;
     o a proposal to ratify our Audit Committee's appointment of BKD, LLP as our independent auditors for 2009; and
     o    any other matters which are properly raised at the meeting.

Messrs. Bomba, Bradford and Burkhart are incumbent directors.

On each proposal, you are entitled to one vote for each share of stock that you own. Cumulative voting is not permitted. Your vote is completely confidential.

Each of the proposals has been approved by our Board of Directors. The Board of Directors is now soliciting your vote for each of the proposals.

After each proposal has been voted on at the meeting we will discuss and take action on any other matter that is properly brought before the meeting. Finally, some of our officers will report on our recent financial results and our current operations.

The Board of Directors recommends that you vote FOR each of the proposals.

How many votes are necessary to elect the nominees for director and approve other matters?

The director nominees will be elected by a plurality of the votes cast at the annual meeting. The holders of a majority of the shares having voting power present at the meeting, in person or by proxy, must vote for the other matter (the ratification of the independent auditor) in order for it to pass. On the other matter, you may vote "for," "against" or "abstain." Abstentions are counted for purposes of determining the presence or absence of a quorum, but are not considered a vote cast under Indiana law. Shares held by brokers in street name and for which the beneficial owners have withheld the discretion to vote from brokers are called "broker non-votes." They are counted to determine if a quorum is present, but are not considered a vote cast under Indiana law. Broker non-votes will not affect the outcome of a vote on a particular matter.

If my shares are held in "street name" by my broker, will my broker vote my shares for me?

You should instruct your broker to vote your shares by following the directions your broker provides. If you fail to instruct your broker to vote your shares, your broker may be entitled to vote your shares on each of the proposals and any other matters presented at the meeting.

Who will count the votes?

Tellers appointed at the annual meeting will count the votes cast by proxy or in person.

How do I vote if I'm not planning to attend the annual meeting?

If you sign and date each proxy card you receive and return it in the prepaid envelope, it will be voted as you direct. If you sign and date your proxy, but do not mark your choices, your proxies will vote:

     o    FOR the persons nominated for election as directors; and
     o FOR ratification of the appointment of BKD, LLP as independent auditors for 2009.

What if other matters come up during the meeting?

If any matters other than those referred to in the notice of annual meeting of shareholders properly come before the meeting, the individuals named in the accompanying form of proxy will vote the proxies held by them as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. The Company is not aware of any business other than the items referred to in the notice of annual meeting of shareholders that may be considered at the meeting.

If for any reason any of the director/nominees becomes unable or is unwilling to serve at the time of the meeting (an event which the Board of Directors does not anticipate), the persons named as proxies in the accompanying form of proxy will have discretionary authority to vote for a substitute nominee or nominees named by the Nominating and Corporate Governance Committee if the Board of Directors elects to fill such nominees' position.

What if I want to change my vote or revoke my proxy?

You can change your vote or revoke your proxy on a proposal any time before the meeting for any reason. To change your vote or to revoke your proxy before the meeting:

     o write to our Secretary at 210 East Kirkwood Avenue, Bloomington, Indiana 47408;
     o    submit another properly signed proxy with a more recent date; or
     o    vote in person at the meeting.

How do I raise an issue for discussion at an annual meeting?

Shareholders may submit proposals on matters appropriate for shareholder action at future annual meetings by following the rules of the Securities and Exchange Commission. In addition, proposals intended for inclusion in next year's proxy statement and proxy card must be received by the Company not later than November 30, 2009. If notice of any other shareholder proposal intended to be presented at the 2010 annual meeting but not to be included in the 2010 proxy statement is not received by the Company on or before February 13, 2010, such proposal may be considered untimely and disregarded at the discretion of the chairperson of the meeting. If such proposal is acted upon at the 2010 Annual Meeting, the proxies will have discretionary authority to vote on the matter. All proposals and notifications should be addressed to the Secretary of the Company.

Where can I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. We will publish the final results in our quarterly report on Form 10-Q for the second quarter of 2009.

                      PROPOSAL ONE -- ELECTION OF DIRECTORS

Three directors will be elected at the annual meeting. If elected, Messrs. Bomba, Bradford and Burkhart will serve a three-year term until the 2012 annual meeting or until their respective successors are chosen and qualified. For more information about the nominees, see "Other Information You Need to Make an Informed Decision."

This year's nominees for election to the Board of Directors are as follows:


                           Dr. Bradford J. Bomba, Jr.
                               Director since 1996
                                     Age 47

                                Mark D. Bradford
                               Director since 1999
                                     Age 51

                                James G. Burkhart
                               Director since 2007
                                     Age 44


Our Board of Directors recommends that you vote FOR the election of Messrs. Bomba, Bradford and Burkhart.


       PROPOSAL TWO -- RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of the Board of Directors has selected BKD, LLP to serve as our independent auditors for the 2009 fiscal year and is soliciting your ratification of that selection. In their role as independent auditors, they report on our financial statements.

A representative of BKD, LLP, is expected to be present at the meeting. He or she will have an opportunity to make a statement and will be available to respond to appropriate questions.

Your ratification of the Audit Committee's selection of BKD, LLP is not necessary because the Audit Committee has responsibility for selection of our independent auditors. However, the Audit Committee will take your vote on this proposal into consideration when selecting our independent auditors in the future.

Our Board of Directors recommends a vote FOR the ratification of the selection of BKD, LLP as our independent auditors for 2009.

             OTHER INFORMATION YOU NEED TO MAKE AN INFORMED DECISION

DIRECTORS OF THE COMPANY

Who is on our Board of Directors?

The directors, including nominees, are listed in the table below. Each director serves a term of three years, unless otherwise specified, or until their respective successors are chosen and qualified. The following directors are independent (as defined in the Company's NASDAQ listing requirements): Dr. Bradford J. Bomba, Jr., James D. Bremner, James G. Burkhart, Steven R. Crider, Joyce Claflin Harrell, Harry F. McNaught, Jr., Paul W. Mobley, and Charles R. Royal, Jr. Mark D. Bradford, President and Chief Executive Officer of the Company and the Bank, is the only director who is not independent.


CLASS 1 Directors (Terms expire 2009)
--------------------------------------------------------------------------------------------------------------------
Name                              Age     Office and Business Experience for the Past Five Years
--------------------------------------------------------------------------------------------------------------------
Dr. Bradford J. Bomba, Jr.        47      Dr. Bomba has served as a director of the Company and the Bank since
                                          1996.  He is a physician with Internal Medicine Associates.

Mark D. Bradford                  51      Mr. Bradford originally joined the Bank in 1990 as a Senior Vice
                                          President and CFO and was named Executive Vice President and CFO in
                                          October 1998 and President and CEO on June 30, 1999.  He was elected
                                          Secretary/Treasurer of the Company in December 1997, and Vice
                                          President/Treasurer in December 1998.  He was named President, CEO and a director of the Company and the Bank in June 1999.

James G. Burkhart                 44      Mr. Burkhart was invited to join the Company's Board of Directors in
                                          June of 2007.  Mr. Burkhart is the Chief Executive Officer for American
                                          Senior Communities, LLC and has worked in the senior healthcare industry in a management and financial capacity since 1992.  Prior to this, Mr.
                                          Burkhart was a manager at Ernst & Young for six years.  He is a certified public accountant (CPA).

CLASS 2 Directors (Terms expire 2010)
--------------------------------------------------------------------------------------------------------------------
Name                              Age     Office and Business Experience for the Past Five Years
--------------------------------------------------------------------------------------------------------------------

Joyce Claflin Harrell             61      Ms. Harrell has served as a director of the Company since its incorporation in 1984 and of the Bank since 1983.  Since June 2002, she has served as President of Claflin Enterprise, LLC, a company that markets home health care products. Beginning in 2006, she also serves as
                                          President of Claflin Enterprise, Inc., d/b/a Home Instead Senior Care,
                                          Greenwood, Indiana, a provider of home care services.  Prior to her current positions, she served as Senior Vice President/CFO of Indiana
                                          University Foundation from April 1990 to April 1999.  She served as Vice
                                          President/Controller of Monroe Bank from 1982 to 1990.  She is a certified public accountant (CPA).


Harry F. McNaught, Jr.            54      Mr. McNaught has served as a director of the Company and the Bank since
                                          January 2003.  He is the president of Denison Properties, Inc., which is a commercial real estate development company.

Charles R. Royal, Jr.             76      Mr. Royal has served as a director of the Company and the Bank since
                                          1987 and has served as Chairman of the Company and the Bank since April
                                          2005.  He is the President/Dealer/Principal for Royal Mazda, Inc.

CLASS 3 Directors (Terms expire 2011)
--------------------------------------------------------------------------------------------------------------------
Name                              Age     Office and Business Experience for the Past Five Years
--------------------------------------------------------------------------------------------------------------------

James D. Bremner                  53      Mr. Bremner has served as a director of the Company and the Bank since
                                          2004.  He is President of BremnerDuke Healthcare Real Estate, which is a national healthcare real estate development and management firm, headquartered in Indianapolis, Indiana.

Steven R. Crider                  50      Mr. Crider has served as a director of the Company and the Bank since
                                          1995.  He is Vice President of Crider & Crider, Inc., which is a highway/site development contractor.


Paul W. Mobley                    68      Mr. Mobley has served as a director of the Company since its incorporation in 1984 and of the Bank since 1978.  He is Chairman and CEO of Noble Roman's, Inc., which sells and services franchises primarily for non-traditional locations, for Noble Roman's Pizza and Tuscano's Italian
                                          Style Subs.

The number of directors on the Board of Directors is fixed at nine members.

Board Committees and Meeting Attendance. The Board has established a number of committees which facilitate their administration and oversight of the Company. Among these committees are a Compensation Committee, an Audit Committee and a Nominating and Corporate Governance Committee. Committees report their actions to the full Board at its next regular meeting. A description of the duties of these committees follows the table on the next page.

                              Committee Membership

                                                              Nominating
                                                             and Corporate
Name                              Compensation      Audit     Governance
--------------------------------------------------------------------------------

Dr. Bradford J. Bomba, Jr.                            X            X

Mark D. Bradford

James D. Bremner                        X                          X

James G. Burkhart                       X             X

Steven R. Crider                        X                          X

Joyce Claflin Harrell                                 X*           X*

Harry F. McNaught, Jr.                  X                          X

Paul W. Mobley                          X*

Charles R. Royal, Jr.                   X

X   Member
*   Chairperson

The Board of Directors held 14 meetings in 2008. None of the directors of the Company attended fewer than 75% of the total number of meetings of the Board and the committees on which he/she served.

The Company does not have a policy which requires the directors to attend the annual meeting. All of the current directors attended the 2008 annual meeting.

Compensation Committee. The Compensation Committee held two meetings in 2008. All members of the Compensation Committee are independent, as defined the in Company's NASDAQ listing standards. The Compensation Committee has not adopted a written charter. The Compensation Committee:

     o    determines executive compensation; and
     o reviews the Company's management development and succession planning policies and efforts.

Audit Committee. The Audit Committee held four meetings in 2008. All members of the Audit Committee are independent, as defined in the Company's NASDAQ listing standards. For a full description of the duties of the Audit Committee, see the Monroe Bancorp Audit Committee Charter, which is available at the Company's website at www.monroebank.com.

The following lists some of the duties of the Audit Committee.

     o examines the activities of the Company's independent auditors and internal audit department to determine whether these activities are reasonably designed to assure the soundness of accounting and financial procedures;
     o reviews the Company's accounting policies and the objectivity of its financial reporting;
     o considers annually the qualifications of the Company's independent auditors and the scope of their audit and selects the independent auditors;
     o receives reports from the internal auditors and reviews the scope of the internal audit program; and
     o approves all related party transactions, as more fully described in the Monroe Bancorp Audit Committee Charter.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee held one meeting in 2008. The Charter is available at the Company's website at www.monroebank.com.

Under its charter, the Nominating and Corporate Governance Committee is to consist of at least three members. All members of the Nominating and Corporate Governance Committee are independent (as defined in the Company's NASDAQ listing standards). The Nominating and Corporate Governance Committee is responsible for selecting individuals to recommend to the independent members of the Board of Directors for election to the Board.

The Nominating and Corporate Governance Committee has established certain minimum qualifications for board members, including:

     o    the independence of the prospective nominee;
     o the prospective nominee's experience relevant to the needs of Monroe Bancorp; and
     o the prospective nominee's leadership qualities, ability to provide diversity of the Board and ability to represent the shareholders.

The committee also considers the ability of the nominee to meet the applicable requirements of SEC regulations, state law and the Company's Articles of Organization and By-laws.

The Nominating and Corporate Governance Committee has established a process for identifying and evaluating nominees for director. The Committee will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, the Nominating and Corporate Governance Committee will then initiate the search, seeking input from other directors and executive management. The Committee will develop a list of potential nominees. The list of potential nominees will be presented to the independent members of the Board of Directors and the Committee will prioritize the list and recommend one nominee to the Board. The Board will designate one member to make contact with the potential nominee. If the candidate shows interest, he or she will be brought before the whole board for an interview. Nominees recommended by a shareholder will be evaluated on the same basis as other nominees.

The Committee will consider director nominees proposed by shareholders made in accordance with the following procedures. Written recommendations for director nominees should be delivered to the Nominating and Corporate Governance Committee c/o Monroe Bancorp, 210 East Kirkwood Avenue, Bloomington, Indiana 47408-3536. Any shareholder desiring to make a nomination for director must notify the Committee no more than 50 or less than 10 days prior to the meeting. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee;
(b) the principal occupation of each proposed nominee; (c) the total number of shares of capital stock of the Company that will be voted for each proposed nominee; (d) the name and residential address of the notifying shareholder; and
(e) the number of shares of capital stock of the Company owned by the notifying shareholder.

How was the current slate of nominees for director selected?

The Nominating and Corporate Governance Committee selected this year's slate of candidates. The Committee received no shareholder recommendations for nomination to the Board of Directors in connection with the 2009 Annual Meeting of Shareholders. Messrs. Bomba, Bradford and Burkhart are incumbent directors, elected by the shareholders, standing for re-election.

How is our Board of Directors paid?

The following table details compensation of Directors for 2008:

                                              Director Compensation
----------------------------------------------------------------------------------------------------------------
                                                                               Change in
                                                                                Pension
                                                                               Value and
                                      Fees                        Non-Equity  Nonqualified
                                     Earned                        Incentive    Deferred
                                     or Paid    Stock    Option      Plan        Compen-   All Other
                                     in Cash   Awards    Awards     Compen-      sation     Compen-
              Name                     ($)       ($)       ($)     sation ($)   Earnings   sation ($)  Total ($)
               (a)                     (b)       (c)       (d)         (e)         (f)        (g)        (h)
---------------------------------- ---------- -------- ---------- ----------- ----------- ----------- ----------
Charles R. Royal, Jr., Chairman     $ 38,000   $  --    $  -- (1)   $   --      $    --     $  --      $ 38,000
Dr. Bradford J. Bomba, Jr.            15,650      --       -- (2)       --           --        --        15,650
James D. Bremner                      20,200      --       -- (2)       --           --        --        20,200
James G. Burkhart                     15,700      --       -- (1)       --           --        --        15,700
Steven R. Crider                      20,200      --       -- (2)       --           --        --        20,200
Joyce Claflin Harrell                 21,350      --       -- (2)       --           --        --        21,350
Harry F. McNaught, Jr.                22,450      --       -- (2)       --           --        --        22,450
Paul W. Mobley                        20,000      --       -- (2)       --           --        --        20,000

(1) No stock option awards outstanding at year end
(2) 5,500 stock option awards outstanding at year end

Director Fees. In setting compensation for directors, the Board considers compensation levels of directors of other financial institutions of similar size in the Indiana area. For 2008, the directors of the Company and the Bank other than the Chairman of the Board were compensated for their services in the amount of $800 per board meeting held. All directors, other than inside directors, also received a fee of $500 for each committee meeting held. Committee chairpersons (for other than the Audit Committee) received $650 for each committee meeting held. The Chair of the Audit Committee received a fee of $2,000 for each Audit Committee meeting held. As Chairman of the Board of Directors, Mr. Royal received an annual fee of $38,000 and did not receive any additional compensation for meetings attended. In 2008, none of the independent directors received any additional payments. Beginning January 1, 2009, the directors of the Company and the Bank other than the Chairman of the Board will be compensated for their services in the amount of $800 per board meeting held. All directors, other than inside directors, also receive a fee of $500 for each committee meeting held. Committee chairpersons (for other than the Audit Committee) receive $650 for each committee meeting held. The Chair of the Audit Committee receives a fee of $2,000 for each Audit Committee meeting held. As Chairman of the Board of Directors, Mr. Royal receives an annual fee of $38,000 and does not receive any additional compensation for meetings attended.

Directors may defer receipt of fees into a grantor trust established by the Company. Amounts which are deferred are invested in various mutual funds or the Company's common stock at the participant's direction.

The 1999 Directors' Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Directors' Stock Option Plan of Monroe Bancorp (the "Directors' Plan") which provided for the grant of nonqualified stock options (NSOs) to those individuals who serve as directors of the Company. As of March 1, 2009, there were 38,500 options outstanding under the Directors' Plan.

Each member of the Board of Directors of the Company is covered by the Directors' Plan. Pursuant to the provisions of the Directors' Plan, on January 1, 1999, each director was granted an option to acquire 5,500 shares of the Company's common stock ("Company Stock") at a per share option price of $12.045. The number of shares and price have been restated for a 10% stock dividend paid on November 17, 2005. Individuals elected to serve as directors after January 1, 1999 but before February 28, 2005 were granted an option to acquire 5,500 shares of the Company's common stock at a per share price which was equal to the fair market value at the grant dates.

On February 28, 2005, the Company's Executive Committee voted to terminate the Directors' Plan effective as of December 31, 2004. As a result of such termination, no further options will be granted under the Directors' Plan. Existing options will remain outstanding in accordance with their terms and conditions until they are exercised, forfeited or expire. The existing outstanding options under the Directors' Plan will remain in effect in accordance with their terms.

Directors' Deferred Compensation Plan. On November 17, 2005, the Company's Board of Directors approved the Monroe Bancorp Directors' 2005 Deferred Compensation Plan (the "Directors' Deferred Compensation Plan"), effective January 1, 2005. All directors are eligible to participate in the Directors' Deferred Compensation Plan. Under the Directors' Deferred Compensation Plan, directors may elect to defer receipt of all or part of their director fees. Deferrals are made into a grantor trust established by the Company. Directors are at all times 100% vested in their deferral accounts. Deferral accounts will be increased or decreased based on the increase or decrease in one or more "investment funds" established by the Compensation Committee for use under the Directors' Deferred Compensation Plan. Directors may elect which investment fund or funds will be used for this purpose for their own deferral accounts. Company stock will be used for one investment fund. Directors may elect to have their deferral accounts paid to them in either a single sum or installments, beginning on a specified date (which may not be any sooner than two plan years after the year to which the deferral election relates) or upon termination of service.

EXECUTIVE OFFICERS OF THE COMPANY

Who are our Executive Officers?

The executive officers of the Company and the Bank are listed in the table below. Each officer serves a term of office of one year or until the election and qualification of his successor.

Name                             Age      Office and Business Experience
--------------------------------------------------------------------------------------------------------------------
Mark D. Bradford                 51       See Mr. Bradford's biography on page 5.

Gordon M. Dyott                  55       Mr. Dyott is the Executive Vice President and Chief Financial Officer of
                                          the Bank and the Company.  He originally joined the Bank as a Senior
                                          Vice President in March 1996, and became Executive Vice President in
                                          October 1998.  He served as head of retail banking, operations and marketing until December 2001. As of January 1, 2002, he became Chief
                                          Financial Officer.

John E. Christy                  49       Mr. Christy is President of the Central Indiana Region of the Bank.  He
                                          joined the Bank in July 2003.  Prior to his employment with the Bank, he was Senior Vice President and Regional Manager for the West Florida
                                          Middle Market Division at SouthTrust Bank in Tampa, Florida from
                                          December 1999 to March 2003.  From April 1997 to December 1999, he was
                                          Senior Vice President and Team Sales Leader for the Central Indiana
                                          Middle Market Commercial Division at Key Bank in Indianapolis, Indiana.

J. Scot Davidson                 48       Mr. Davidson is a Senior Vice President of the Bank for Retail Banking.
                                          He joined the bank in March 2005, and was promoted to an executive management position in April 2006. Prior to his employment with the
                                          Bank, he was Vice President, Retail Sales Manager for Integra Bank in
                                          Evansville, Indiana.

Christopher G. Tietz             46       Mr. Tietz is a Senior Vice President and Chief Credit Officer of the
                                          Bank.  He joined the Bank in August 2005.  Prior to his employment with the Bank, he was employed by Integra Bank in Evansville, Indiana, serving as the Chief Commercial Credit Officer from August 2000 to May
                                          2004 and as Commercial Regional Market Executive from May 2004 to July
                                          2005.  He has 24 years of banking experience.

R. Scott Walters                 56       Mr. Walters is a Senior Vice President of the Bank for the Wealth
                                          Management Group and the Secretary of the Company.  He originally joined the Bank in 1985 as a Vice President and became Senior Vice President in
                                          December 1990.  He was elected Secretary of the Company in December 1998.

                      Compensation Discussion and Analysis
                      ------------------------------------

Who determines how much the executive officers are paid?

The Compensation Committee of the Company, which is comprised of James D. Bremner, James G. Burkhart, Steven R. Crider, Harry F. McNaught, Jr., Paul W. Mobley and Charles R. Royal, Jr. (each of whom the Board has determined to be "independent" as defined by NASDAQ), determined the 2008 compensation of the named executive officers.

Management plays a significant role in the compensation process, in that management evaluates employee performance and works with the Board to establish business performance targets and objectives. Management also provides to the Compensation Committee background information on the Company's strategic objectives, and the Principal Executive Officer evaluates the performance of other named executive officers and recommends to the Compensation Committee compensation amounts for other named executive officers.

What is our compensation philosophy?

Our compensation philosophy is based on the belief that:

     o executive compensation should be linked to the performance of the Company;
     o executive compensation and accountability should generally increase with position and responsibility; and
     o total executive compensation generally should be higher for individuals with greater responsibility and greater ability to influence the Company's achievement of strategic objectives.

What are our goals, policies, and objectives of our compensation programs?

The Company's executive compensation policies, goals and objectives are designed to provide competitive levels of compensation to the named executive officers and to reward such persons for satisfactory individual performance and for satisfactory performance of the Company as a whole. Our compensation program is designed to support the Company's strategic objectives and align the interests of our named executive officers with those of our shareholders. In this regard, the Compensation Committee examines the Company's business plan and strategic objectives, and makes compensation decisions intended to attract and retain leaders and reward them for achieving the Company's strategic initiative and objective measures of success.

In order to establish the link between Company performance and named executive officer compensation, our executive compensation program is designed to focus our named executive officers on achieving strong short-term or annual performance goals through our incentive compensation program, and to align the interests of our named executive officers and the shareholders through our stock option program. Our executive compensation program is also intended to be sufficiently competitive to attract and retain talented executive officers and motivate these individuals to achieve the Company's strategic objectives.

What are the components of executive compensation?

In 2008, the Company's executive compensation program had three principal components:

     o    base salary;
     o    monthly and annual variable (at-risk) incentive compensation; and
     o    stock options.

We have no employment contracts or change of control agreements with any of our executive officers. The Compensation Committee believes that the three components of executive compensation listed above result in a total compensation program that is sufficiently competitive to attract and retain talented executive officers and motivate these individuals to achieve the Company's strategic objectives, and as a result, employment contracts or change of control agreements are not currently necessary.

Base Salary. Base salary is an essential element of executive compensation because it provides executive officers with a base level of monthly income. As stated above, one goal of our executive compensation philosophy is offer compensation levels which will attract and retain talented executive officers. Accordingly, in determining base salaries for our named executive officers, the Compensation Committee reviewed, generally, the base salary ranges for executive officers of Midwest regional banks with assets between $500 million and $1 billion, as set forth in the Crowe Chizek Midwest Regional Bank Compensation Study. In addition, the Compensation Committee reviewed the base salary for six specific peer financial institutions which the Compensation Committee believes are similar to the Company and which are publicly traded and located in the Midwest, ranging in asset size from $464 million to $1.3 billion. These six institutions are United Bancorp, Inc. located in Tecumseh, Michigan; Ameriana Bancorp located in New Castle, Indiana; Indiana Community Bancorp located in Columbus, Indiana; German American Bancorp, Inc. located in Jasper, Indiana; Horizon Bancorp located in Michigan City, Indiana; and Tower Financial Corporation located in Ft. Wayne, Indiana.

Each named executive officer is reviewed individually by the Compensation Committee, which includes an analysis of the performance of the Company. In addition, the review also includes an analysis of the individual's:

     o    skills, qualifications and experience;
     o    scope of responsibilities and future potential;
     o    established goals and objectives; and
     o    performance during the past fiscal year.

The analysis of performance focuses primarily upon the following: quality and quantity of work; personnel management, decision making, leadership and analytical skills; dependability; initiative; and overall value to the Company.

We believe it is appropriate to consider these factors in establishing an individual's base salary because of the need to attract and retain quality executive officers and link the salary to job performance, potential, and overall value to the Company. In weighing these factors, the Committee makes inherently subjective judgments and does not apply any specific weighting to the above factors.

The base salaries of each of our named executive officers for 2008 is shown in the Summary compensation Table on page 17.

Monthly and Annual Variable Incentive Compensation. As stated above, at the core of our compensation philosophy is the belief that executive compensation should be linked to the performance of the Company. We establish that link through our monthly and annual variable (at-risk) incentive compensation program which links the compensation of our named executive officers directly with the financial performance of the Company. The Compensation Committee established objective performance criteria (as discussed below) for the monthly and annual variable incentive compensation program.

The monthly variable component of incentive compensation provided the executives with a fixed amount of money each month if the Bank's rolling three-month net income exceeds the Bank's budgeted rolling three-month net income as of the end of the specific month. In January, this incentive was based on the Bank's January net income and in February, it was based on the Bank's net income for the two months ended February 28, 2008. The amounts awarded to each of the named executive officers under the monthly component of the monthly and annual variable incentive compensation program are set forth in Footnote 5 to the Summary Compensation Table on page 17.

Executive officers only receive a payment under the annual variable incentive compensation component of the program if the Bank's net income is greater than the prior year's net income. The Compensation Committee sets for each executive officer a bonus equal to a specified percentage of the increase in the Bank's net income. The percentage established for each executive is driven by the difference between total bonus target (described below) and the expected payouts from variable incentive plans (described elsewhere in this section) established for each executive. The percentages established for 2008 are shown below:

                                                                                   Percentage of
                                                                                 Net Income Growth
                                                                                 -----------------
Mark D. Bradford         President & CEO                                               10.00%
Gordon M. Dyott          Executive Vice President & CFO                                5.60%
John E. Christy          President, Central Indiana Region                             5.60%
Christopher G. Tietz     Senior Vice President & Chief Credit Officer                  3.40%
R. Scott Walters         Senior Vice President, Wealth Management Group                3.40%

This amount is then reduced by 50% of the amount awarded under the monthly variable component of the program. The Compensation Committee has not adopted a policy with respect to whether the Company will make retroactive adjustments to any cash- or equity-based incentive compensation paid to executive officers (or others) where the payment was predicated upon the achievement of financial results that were subsequently the subject of a restatement. The Committee believes that this issue is best addressed when the need actually arises, when all of the facts regarding the restatement are known.

In addition, certain executive officers may also receive variable incentive compensation based on performance criteria established for the various areas of the Company directly under his or her control. For 2008, the named executive officers had a portion of their incentive compensation based upon the achievement of certain performance criteria in the areas detailed on the following page:

                         Performance Categories Involved
                           With Incentive Compensation

    --------------------------------------------------------------------------
    Gordon M. Dyott          Net Interest Margin
    --------------------------------------------------------------------------
    John E. Christy          Central Indiana Region - Net Income
                             Central Indiana Region - Loan Growth
                             Central Indiana Region - Fee Income
                             Central Indiana Region - Average Loan Delinquency
                             Central Indiana Region - Net Loan Charge-offs
    --------------------------------------------------------------------------
    Christopher G. Tietz     Bankwide - Average Loan Delinquency
                             Bankwide - Net Loan Charge-offs
                             Bankwide - Loan Growth
    --------------------------------------------------------------------------
    R. Scott Walters         Revenue From Investment Sales
                             Trust Department Revenue From New Business
    --------------------------------------------------------------------------

As President and CEO responsible for all aspects of the Company's performance, Mr. Bradford did not have his payments under the annual variable incentive compensation program contingent on any other performance criteria, other than the increase in Bank's net income as discussed above. Net income growth is believed to be the best single measure of Mr. Bradford's overall performance.

The Committee establishes total bonus target payouts for each participating position based upon bonus targets for equivalent positions after reviewing the bonus information from the same sources as discussed above under "Base Salary." The amounts awarded to each of the named executive officers under the annual variable incentive compensation component of the monthly and annual variable incentive compensation program are set forth in Footnote 5 to the Summary Compensation Table on page 17.

Stock Options. The purpose of the stock option plan is to further align the interest of the executive officers with the Company's performance and interest of its shareholders. The Compensation Committee determines stock options to be granted to executive officers under the stock option plan. In making these determinations, the Compensation Committee reviews a number of factors, including, the amount of past awards, the performance of the Company, and the potential impact on the price of the Company's stock. After reviewing the amount of the most recent options granted in 2006, the Compensation Committee did not make specific grants of stock options in 2008 to the named executive officers.

To further align the interests of the named executive officers and the shareholders, any options which are granted must have an exercise price that is equal to or greater than the closing price of the Company's common stock as reported on the NASDAQ Global Market on the grant date; as such, the options have no value unless the common stock price exceeds the exercise price of the options.

Other Benefits. At various times in the past the Company has adopted certain broad based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive employees who meet applicable eligibility criteria, subject to any legal limitations on the amount that may be contributed or the benefits that may be payable under the plans. The Company also provides medical and defined contribution plans to the executive officers that are generally available to the other Company employees.

                          Compensation Committee Report
                          -----------------------------

We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and the Company's Annual Report on Form 10-K for the year ended December 31, 2008.

Submitted by:

Paul W. Mobley, Chairperson
James D. Bremner
James G. Burkhart
Steven R. Crider
Harry F. McNaught, Jr.
Charles R. Royal, Jr.












                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                                         Summary Compensation Table - 2008

-------------------------------------------------------------------------------------------------------------------
  Name and Principal     Year      Salary      Bonus   Stock    Option     Non-Equity      All Other       Total
       Position                     ($)         ($)    Awards   Awards     Incentive      Compensation      ($)
                                                         ($)      ($)         Plan            ($)
                                                                          Compensation
                                                                              ($)

          (a)             (b)       (c)         (d)      (e)      (f)         (g)             (i)           (j)
-------------------------------------------------------------------------------------------------------------------
Mark D. Bradford

President, CEO and       2008   $236,200 (1)    -0-      -0-      -0-      $5,000 (5)     $26,101 (2)     $267,301
Director of the
Company and the Bank     2007   $208,200 (1)    -0-      -0-      -0-     $63,048 (5)     $29,801 (2)     $301,049

(Principal Executive     2006   $194,750 (1)    -0-      -0-      -0-     $58,168 (5)     $27,775 (2)     $280,693
Officer)
-------------------------------------------------------------------------------------------------------------------
Gordon M. Dyott

Executive Vice           2008   $147,750        -0-      -0-      -0-      $4,000 (5)      $8,514 (3)     $160,264
President and CFO of
the Company and the      2007   $142,375        -0-      -0-      -0-     $35,707 (5)     $12,458 (3)     $190,540
Bank
                         2006   $138,000        -0-      -0-      -0-     $62,311 (5)     $11,449 (3)     $211,760
(Principal Financial
Officer)
-------------------------------------------------------------------------------------------------------------------
John E. Christy
                         2008   $155,000        -0-      -0-      -0-      $7,500 (5)      $9,096 (3)     $171,596
President, Central
Indiana Region of the    2007   $150,650        -0-      -0-      -0-     $39,707 (5)     $12,146 (3)     $202,503
Bank
                         2006   $146,000        -0-      -0-      -0-     $53,811 (5)     $12,612 (3)     $212,423

-------------------------------------------------------------------------------------------------------------------
Christopher G. Tietz
                         2008   $145,250        -0-      -0-      -0-      $2,000 (5)      $1,548 (4)     $148,798
Senior Vice President
and Chief Credit         2007   $140,300        -0-      -0-      -0-     $22,036 (5)      $3,965 (4)     $166,301
Officer of the Bank
                         2006   $136,000        -0-      -0-      -0-     $43,507 (5)         -0-         $179,507

-------------------------------------------------------------------------------------------------------------------
R. Scott Walters
                         2008   $123,500        -0-      -0-      -0-     $20,425 (5)      $7,895 (3)     $151,820
Senior Vice President,
Wealth Management        2007   $119,675        -0-      -0-      -0-     $74,936 (5)      $9,557 (3)     $204,168
Group of the Bank and
Secretary of the         2006   $116,000        -0-      -0-      -0-     $64,635 (5)      $9,646 (3)     $190,281
Company

-------------------------------------------------------------------------------------------------------------------

(1)  Includes director fees of $11,200, $11,200 and $9,750 for 2008, 2007 and
     2006, respectively.

(2) Consists of 401(k) matching contributions by the Company under the Company's Thrift Plan, contributions by the Company under the Company's Employee Stock Ownership Plan and the following perquisites which in the aggregate exceed $10,000 but are less than $25,000: company car, country club dues, and Indiana University Alumni club dues.

(3) Consists of 401(k) matching contributions by the company under the Company's Thrift Plan and contributions by the Company under the Company's Employee Stock Ownership Plan.

(4) Consists of contributions by the Company under the Company's Employee Stock Ownership Plan.

(5) Represents payments made under the Monthly and Annual Variable Incentive Compensation Plan, as discussed on pages 12-15. The table on the following page shows the amounts awarded to each of the named executive officers under each component of the monthly and annual Variable Incentive Compensation Plan:

---------------------------------------------------------------------------------------------------------
                                    2008                       2008                      2008
                              Monthly Variable           Annual Variable           Total Non-equity
         Name                   Compensation               Compensation         Incentive Compensation
---------------------------------------------------------------------------------------------------------
Mark D. Bradford                   $5,000                      -0-                      $5,000
---------------------------------------------------------------------------------------------------------
Gordon M. Dyott                    $4,000                      -0-                      $4,000
---------------------------------------------------------------------------------------------------------
John E. Christy                    $7,500                      -0-                      $7,500
---------------------------------------------------------------------------------------------------------
Christopher G. Tietz               $2,000                      -0-                      $2,000
---------------------------------------------------------------------------------------------------------
R. Scott Walters                   $2,000                    $18,425                    $20,425
---------------------------------------------------------------------------------------------------------

1999 Management Stock Option Plan. In 1999 the Board of Directors and the shareholders of the Company approved and adopted the 1999 Management Stock Option Plan of Monroe Bancorp ("Management Plan"). The Management Plan provides for the grant of (i) incentive stock options ("ISOs") within the meaning of
Section 422 of the Internal Revenue Code ("Code") and (ii) nonqualified stock options ("NSOs") to officers and key employees of the Company or any of its subsidiaries, as selected by the administrative committee of the Management Plan.

A total of 469,700 shares of common stock (as adjusted for the 10% stock dividend paid in November 2005) were reserved for issuance under the Management Plan. The option price per share of Company Stock will not be less than the fair market value of one share of Company Stock on the date the stock option is granted. As of March 1, 2009, there were 277,750 options outstanding under the Management Plan.

The Management Plan will expire on December 31, 2009; after that date, no options will be granted under the Management Plan. However, options granted prior to that date will remain in effect in accordance with their terms.

The following table describes the non-equity incentive awards made to the named executive officers under the monthly and annual variable incentive compensation program.

---------------------------------------------------------------------------------------------------------
                               Grants of Plan-Based Awards Table for 2008
---------------------------------------------------------------------------------------------------------

                     Name                          Estimated Future Payouts Under Non-Equity Incentive
                                                                       Plan Awards
                     (a)                                             Target (1)(2)(3)
                                                                           (d)
---------------------------------------------------------------------------------------------------------
Mark D. Bradford                                                         $32,023
---------------------------------------------------------------------------------------------------------
Gordon M. Dyott                                                          $28,633
---------------------------------------------------------------------------------------------------------
John E. Christy                                                          $43,133
---------------------------------------------------------------------------------------------------------
Christopher G. Tietz                                                     $24,563
---------------------------------------------------------------------------------------------------------
R. Scott Walters                                                         $51,313
---------------------------------------------------------------------------------------------------------

(1) The monthly and annual variable incentive compensation program does not provide a Threshold or a Maximum Amount. If a named executive officer does not achieve the minimum performance standards specified under the program, no award will be paid to that named executive officer. If the Target performance standards under the program are exceeded, the amount of the awards under the program are theoretically unlimited.

(2) The named executive officers are eligible to receive (i) a fixed amount of money each month if the Bank's rolling three-month net income exceeds the Bank's budgeted rolling three-month net income as of the end of the specific month; (ii) a bonus equal to a specified percentage of the increase in the Bank's net income over the prior year's net income, reduced by 50% of the amount awarded under the monthly variable component of the program; and (iii) a bonus amount based on performance criteria established for the various areas of the Company directly under his or her control. Because the percentage increase in net income will not be known until completion of the relevant fiscal year, the Target amount is established based upon certain assumptions of management with respect to the net income of the Bank.

(3) For additional information concerning the Monthly and Annual Variable Incentive Compensation program see "Compensation Discussion and Analysis - What are the components of executive compensation? - Monthly and Annual Variable Incentive Compensation" on page 14.

Outstanding Equity Awards at Fiscal Year End. The following table contains information concerning unexercised options and stock that has not vested as of December 31, 2008:

                               Outstanding Equity Awards at December 31, 2008
                               ----------------------------------------------

                                                           Option Awards
                              --------------------------------------------------------------------
                              Number of             Number of
                              Securities           Securities
                              Underlying           Underlying
                              Unexercised          Unexercised         Option         Options
                              Options (#)          Options (#)        Exercise       Expiration
           Name               Exercisable         Unexercisable       Price ($)         Date
           (a)                    (b)                  (c)               (e)             (f)
           ----               -----------         -------------       ---------      ----------
Mark D. Bradford                  5,500                  --           $ 12.0455        7/1/2009 (1)
                                 22,000                  --             12.0455        1/1/2009 (2)
                                  5,500                  --             10.1182        1/1/2012 (3)
                                  5,500                  --             12.7273        7/8/2013 (4)
                                 10,000                  --             16.0000       12/8/2015 (5)
                                    --                50,000            22.0000      12/15/2015 (6)

Gordon M. Dyott                  22,000                  --             12.0455        1/1/2009 (2)
                                  5,500                  --             12.7273        7/8/2013 (4)
                                  5,000                  --             16.0000       12/8/2015 (5)
                                    --                40,000            22.0000      12/15/2015 (6)

John E. Christy                   2,750                  --             12.7273        7/8/2013 (4)
                                  5,000                  --             16.0000       12/8/2015 (5)
                                    --                40,000            22.0000      12/15/2015 (6)

Christopher G. Tietz              5,000                  --             16.0000       12/8/2015 (5)
                                    --                40,000            22.0000      12/15/2015 (6)

R. Scott Walters                 11,000                  --             12.0455        1/1/2009 (2)
                                  5,500                  --             12.7273        7/8/2013 (4)
                                  5,000                  --             16.0000       12/8/2015 (5)
                                    --                40,000            22.0000      12/15/2015 (6)

(1) Options vested on 7/1/2000
(2) Options vested on 3/11/1999
(3) Options vested on 1/1/2005
(4) Options vested on 7/8/2007
(5) Options vested on 12/8/2008
(6) Options vest on 12/15/2009

Option Exercises and Stock Vested. During 2008 there were no options exercised under the 1999 Stock Option Plan by any of the named executive officers. No stock awards vested during 2008.

The following table contains information about deferred compensation for the named executive officers for the year ended December 31, 2008:

                                      Nonqualified Deferred Compensation - 2008
--------------------------------------------------------------------------------------------------------------------------
                       Executive        Registrant          Aggregate          Aggregate
                     Contributions    Contributions      Earnings in 2008     Withdrawals/        Aggregate Balance at
      Name           in 2008 (1) ($)   in 2008 ($)           (2) ($)        Distributions ($)   December 31, 2008 (3) ($)
      (a)                 (b)               (c)                (d)                 (e)                     (f)
--------------------------------------------------------------------------------------------------------------------------
R. Scott Walters       $  33,468          $   --             $  5,283            $  --                 $  136,158

(1)  Included in salary on Summary Compensation Table
(2) Not considered to be "above-market," so not included on Summary Compensation Table
(3) Amounts reported in the aggregate balance were previously reported as compensation in the Summary Compensation Table for previous years.


Executives' Deferred Compensation Plan. On November 17, 2005, the Company's Board of Directors approved the Monroe Bancorp Executives' 2005 Deferred Compensation Plan (the "Executives' Deferred Compensation Plan"), effective January 1, 2005. Designated executives in a select group of management or highly compensation employees, including the executive officers of the Company, are eligible to participate in the Executives' Deferred Compensation Plan. Under the Executives' Deferred Compensation Plan, executives may elect to defer all or a portion of their base salary, annual bonus or other compensation designated by the Compensation Committee for personal retirement or financial planning. Deferrals are credited to a bookkeeping account. Participants are at all times 100% vested in their deferral accounts. Deferral accounts will be increased or decreased based on the increase or decrease in one or more "investment funds" established by the Compensation Committee for use under the Executives' Deferred Compensation Plan. Participants may elect which investment fund or funds will be used for this purpose for their own deferral accounts. Company stock will be used for one investment fund. Participants may elect to have their deferral accounts paid to them in either a single sum or installments, beginning on a specified date (which may not be any sooner than two plan years after the year to which the deferral election relates) or upon termination of service.

Potential Payments Upon Termination Or Change In Control. In the event of a change in control of the Company (as defined under the 1999 Stock Option Plan) all granted and outstanding stock options under the 1999 Stock Option Plan vest and become immediately exercisable. The following table assumes that a change in control was effective on December 31, 2008 and the Company's common stock was $8.01 per share, which was the closing price of the shares on December 31, 2008. The amount indicated as the value of the accelerated vesting for stock options is the amount by which the closing price of the common stock exceeds the exercise price of the unvested options.

Name                              Value of Accelerated Vesting for Stock Options
----                              ----------------------------------------------

Mark D. Bradford                                       None
John E. Christy                                        None
Gordon M. Dyott                                        None
Christopher G. Tietz                                   None
R. Scott Walters                                       None

Other Employee Benefit Plans
----------------------------

Thrift Plan. The Company maintains a Thrift Plan in which substantially all employees may participate. Under this plan, the Company contributes 100% of each participant's compensation deferral contributions up to 3% of the participant's total compensation plus 50% of each participant's compensation deferral contributions which exceed 3% of the participant's total compensation but which do not exceed 5% of the participant's total compensation. The Company's expense for the Thrift Plan was $307,000 for the fiscal year ended December 31, 2008.

Employee Stock Ownership Plan. The Company maintains an Employee Stock Ownership Plan ("ESOP") in which substantially all employees may participate. The ESOP invests primarily in the stock of the Company. The amount of contributions by the Company to the ESOP, when they are made, is determined by the Board of Directors of the Company. Upon termination of employment, shares allocated to participants are distributed to them from the plan. The Company's expense for the ESOP was $75,000 for the fiscal year ended December 31, 2008.

POLICIES ON BUSINESS ETHICS

Monroe Bancorp has adopted a code of ethics, entitled "Monroe Bancorp Code of Ethics for Executive and Financial Management" that applies to its principal executive officer, principal financial officer and principal accounting officer or persons performing similar functions. In addition, all of the Company's officers, employees and directors are required to comply with the Monroe Bancorp Code of Ethics and Conduct to ensure that the Company's business is conducted in a consistently legal and ethical manner. The Sarbanes-Oxley Act of 2002 requires companies to have procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and to allow for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Company currently has these procedures in place, which are set forth in the Monroe Bancorp Fraudulent Activities Reporting Policy.

The full text of the Monroe Bancorp Code of Ethics for Executive and Financial Management, Code of Ethics and Conduct, and Fraudulent Activities Reporting Policy are posted on the Company's website at www.monroebank.com, under the Shareholder Relations link. Any waivers to or amendments of the Code of Ethics for Executive and Financial Management will be posted on the Company's website.

SHAREHOLDER COMMUNICATIONS

Any shareholder who desires to contact Monroe Bancorp's Chairman of the Board or any other members of the Board of Directors may do so by sending a letter to:
Monroe Bancorp Chairman of the Board, P.O. Box 1382, Bloomington, Indiana 47402. Communications received in writing are distributed to the Chairman of the Board who may then forward them to the Board of Directors or other individual members of the Board as appropriate depending on the facts and circumstances outlined in the communication received. For example, if any complaints regarding accounting, internal accounting controls and auditing matters are received, the Chairman of the Board will forward them to the Chairperson of the Audit Committee for review.

TRANSACTIONS WITH MANAGEMENT AND OTHERS

Monroe Bank (the "Bank"), the Company's wholly-owned banking subsidiary, has had, and expects to have in the future, banking transactions in the ordinary course of business with certain directors and officers of the Company and the Bank and their associates, as well as with corporations or organizations with which they are connected as directors, officers, shareholders or partners. These banking transactions are made in the ordinary course of business, are made on substantially the same terms (including interest rates and collateral) as those prevailing at the Company and the Bank for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans made to directors and executive officers are in compliance with federal banking regulations and are thereby exempt from insider loan prohibitions included in the Sarbanes-Oxley Act of 2002.

At December 31, 2008 loans to directors and executive officers of the Company and the Bank and their associates totaled $4,685,000, equaling 8.4% of the Company's consolidated shareholders' equity.

POLICIES AND PROCEDURES FOR REVIEWING RELATED PARTY TRANSACTIONS

Related party transactions are reviewed and evaluated in accordance with the procedures described in our Audit Committee Charter, Code of Ethics for Executive and Financial Management, and Amended and Restated By-Laws. Pursuant to our Audit Committee Charter, our Audit Committee is responsible for the review and approval of proposed related party transactions. In addition, our Code of Ethics for Executive and Financial Management requires our executive and financial officers to avoid actual or apparent conflicts of interest between personal and professional relationships of such officers and the Company. Specifically, such persons are prohibited from engaging in certain actions, such as, accepting a directorship with another corporation without the prior approval of the Company's Board of Directors or its Executive Committee, and representing the Bank in any transaction with respect to which such person has any material connection or substantial financial interest.

Pursuant to the Company's By-Laws, no contract or other transaction with the Company in which a director of the Company has a direct or indirect interest shall be voidable by the Company solely because of the director's interest in the transaction, if (i) the material facts of the transaction and the director's interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved, or ratified the transaction; or (ii) the material facts of the transaction and the director's interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or (iii) the transaction was fair to the Company.

REPORT OF THE AUDIT COMMITTEE

Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the following report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such Acts.

Why are we receiving this report?

This report is being provided to inform shareholders of the Audit Committee oversight with respect to the Company's financial reporting. The Board of Directors adopted a written charter of the Audit Committee on February 15, 2001. The Charter was amended February 19, 2004. It is available on the Company's website at www.monroebank.com.

Who are the members of the Audit Committee?

The Audit Committee is comprised of the following three members of the Board of Directors of the Company: Joyce Claflin Harrell (Chair), Dr. Bradford J. Bomba, Jr. and James G. Burkhart. All of the members of the Audit Committee are independent (as defined in the Company's NASDAQ listing requirements) from management and the Company.

The Board of Directors has determined that Joyce Claflin Harrell, Chairperson of the Audit Committee, is an "audit committee financial expert" and is "independent" as defined under applicable Securities and Exchange Commission rules. Ms. Harrell is a certified public accountant and served as Senior Vice President and Chief Financial Officer of the Indiana University Foundation from 1990 to 1999. Prior to that, she served as Vice President, Controller of Monroe Bank from 1982 to 1990. She currently serves as President of Claflin Enterprise, LLC which markets home health care products. She is also President of Claflin Enterprise, Inc. d/b/a Home Instead Senior Care of Greenwood, Indiana, a provider of home care services.

Has the Audit Committee reviewed the Company financial statements?

The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2008 and the footnotes thereto with management and the independent auditors. Based on these discussions with management and the independent auditors, the Audit Committee has not been apprised of any misstatements or omissions in the financial statements. In addition, the Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Volume 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T.

The Audit Committee discussed with the Company's auditors the independence of such auditors from management and the Company, and received the written disclosures and the letter from its independent auditors concerning the auditors' independence required by the Independence Standards Board No. 1 to be made by the auditors to the Company. The Audit Committee members do not have vested interests in the Company either through financial, family or other material ties to management which would hamper or influence their ability to evaluate objectively the propriety of management's accounting, internal control and reporting practices.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2008 to be filed with the Securities and Exchange Commission.

This Report issued by:

Joyce Claflin Harrell, Chairperson
Dr. Bradford J. Bomba, Jr.
James G. Burkhart

INDEPENDENT AUDITOR FEES

Fees paid to BKD, LLP

The following table sets forth the aggregate fees billed by BKD, LLP for audit services rendered in connection with the consolidated financial statements and reports for fiscal years 2008 and 2007 and for other services rendered during fiscal years 2008 and 2007 on behalf of the Company and its subsidiaries, as well as all out-of-pocket costs incurred in connection with these services, which have been billed to the Company:

     Type of Fee                             2008             2007
     -----------                          ---------        ---------

     Audit Fees                           $ 150,394        $ 140,077

     Audit Related                           13,918           10,762

     Tax                                     14,650           29,180

     All Other Fees                          14,767           13,411
                                          ---------        ---------
        Total                             $ 193,729        $ 193,430
                                          =========        =========

Audit Fees: Consist of fees billed for professional services for (i) the integrated audit of the Company's consolidated financial statements and the effectiveness of the Company's internal control over financial reporting, (ii) the review of the interim condensed consolidated financial statements included in the quarterly reports, (iii) the services that are normally provided by BKD, LLP in connection with statutory and regulatory filings or engagements, and (iv) the attest services, except those not required by statute or regulation.

Audit Related Fees: Consist of fees billed for assurance and related services that are reasonable related to the performance of the audits of the Company's employee benefit plans.

Tax Fees: Consist of tax compliance/preparation and other tax services. Tax compliance/preparation consists of fees billed for professional services related to federal and state tax compliance.

All Other Fees: Consist of fees for all other services other than those reported above. These services primarily include trust administrative review agreed-upon procedures.

In making its recommendation to ratify the appointment of BKD, LLP as the Company's independent auditors for the fiscal year ending December 31, 2009, the Audit Committee has considered whether services other than audit and audit related provided by BKD, LLP are compatible with maintaining the independence of BKD, LLP.

All of the fees and services described above were approved by the Audit Committee on a case-by-case basis. The Audit Committee must pre-approve all auditing services and permissible non-audit services (including the fees and terms thereof), subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as set forth in Appendix D to the Audit Committee Charter, to be performed for the Company by the independent auditors. The Audit Committee may delegate to one or more of its members the authority to grant pre-approvals of non-audit services, provided that decisions of such delegates shall be presented to the full Audit Committee at its next scheduled meeting.

SECURITIES OWNERSHIP OF MANAGEMENT

How much stock do our Executive Officers and Directors own?

The following table shows the number of shares of common stock owned by each director and named executive officer, and by the directors and all of the Company's executive officers as a group. The table shows ownership as of March 16, 2009.

                                          Amount and Nature of
Name of Beneficial Owner                Beneficial Ownership (1)      Percent of Class (2)
------------------------                ------------------------      --------------------
Dr. Bradford J. Bomba, Jr.                      16,443 (4)                     *
Mark D. Bradford                                54,393 (3) (6)                 *
James D. Bremner                                23,549 (4)                     *
James G. Burkhart                                2,000                         *
John E. Christy                                  8,644 (3) (5)                 *
Steven R. Crider                                11,742 (4)                     *
J. Scot Davidson                                   430 (3)                     *
Gordon M. Dyott                                 42,887 (3) (7)                 *
Joyce Claflin Harrell                           43,512 (4)                     *
Harry F. McNaught, Jr.                          15,576 (4)                     *
Paul W. Mobley                                  50,248 (4)                     *
Charles R. Royal, Jr.                          434,976                       6.98%
Christopher G. Tietz                            11,758 (3)                     *
R. Scott Walters                                79,674 (3) (7)               1.28%
Directors and executive officers
   as a group (14 individuals)                 795,832                      12.60%

*    Represents less than 1% of the outstanding shares of common stock.

(1)  Includes shares for which the named person:
     -    has sole voting and investment power; or
     -    has shared voting and investment power with a spouse.

(2) Percentage calculated by dividing (x) the number of shares in the "Amount and Nature of Beneficial Ownership" column for such individual by (y) the sum of 6,227,550 (which is the number of shares of the Company outstanding on March 16, 2009) and the number of shares that the individual has the right to acquire beneficial ownership as specified in Rule 13d-3(d)(1) under the Exchange Act.

(3)  Amount includes shares held in the ESOP for such individual's account.

(4) Amount includes the right to acquire 5,500 shares through stock options exercisable within sixty days of this proxy statement.

(5) Amount includes the right to acquire 7,750 shares through stock options exercisable within sixty days of this proxy statement.

(6) Amount includes the right to acquire 26,500 shares through stock options exercisable within sixty days of this proxy statement.

(7) Amount includes the right to acquire 10,500 shares through stock options exercisable within sixty days of this proxy statement.

SECTION 16(A) -- BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports furnished to us by our directors and executive officers pursuant to Rule 16a-3 promulgated pursuant to the Securities Exchange Act of 1934, we believe that during 2008 our directors and executive officers complied with all Securities and Exchange Commission filing requirements applicable to them except as discussed in the following sentence.
J. Scot Davidson filed a Form 4 one day late, reporting the purchase of 40 shares of Monroe Bancorp common stock and R. Scott Walters filed a Form 4 ten days late, reporting the purchase of 1,100 shares of Monroe Bancorp common stock.

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth information regarding the beneficial ownership of the Company as of March 16, 2009 by the only shareholders or affiliated group of shareholders known by the Company to beneficially own 5% or more of the Company's common stock outstanding on that date.

                                             Amount and Nature of
Name and Address of Beneficial Owner       Beneficial Ownership (1)      Percent of Class
------------------------------------       ------------------------      ----------------
Charles R. Royal, Jr.                               434,976                   6.98%
1420 S. Valley Forge Road
Bloomington, IN 47401

(1) This information is based on Schedule 13D and 13G reports filed by the beneficial owner with the Securities and Exchange Commission ("SEC") pursuant to applicable provisions of the Securities Exchange Act of 1934 ("Exchange Act"), and any other information provided to Monroe Bancorp by the beneficial owner. It does not reflect any changes in those shareholdings which may have occurred since that the date of such filings. Beneficial ownership is direct except as otherwise indicated by footnote.


IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON APRIL 30, 2009

The U.S. Securities and Exchange Commission recently adopted new e-proxy rules that require companies to post their proxy materials on the internet and permit them to provide only a Notice of Internet Availability of Proxy Materials to shareholders. For this proxy statement, we have chosen to follow the SEC's "full set" delivery option, and therefore, although we are posting a full set of our proxy materials (this proxy statement, the proxy card and our Annual Report to Shareholders for the fiscal year ended December 31, 2008) online, we are also mailing a full set of our proxy materials to our shareholders by mail. The Company's Proxy Statement for the Annual Meeting of Shareholders to be held on April 30, 2009, Proxy Card and Annual Report to Shareholders for the fiscal year ended December 31, 2008, are available at: www.cfpproxy.com/4720

We are mailing a full set of our printed proxy materials to shareholders of record on or about March 30, 2009. On this date, all shareholders of record and beneficial owners will have the ability to access all of the proxy materials on the website referred to above. These proxy materials will be available free of charge.

                                REVOCABLE PROXY
                                 MONROE BANCORP

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                         ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 30, 2009
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF MONROE BANCORP

The undersigned, having received Notice of the Annual Meeting and accompanying materials dated March 30, 2009, hereby appoints Steven R. Crider and Joyce C. Harrell, and each of them, as proxies, each with the power of substitution, to represent and to vote, as designated below, all shares of stock which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of Monroe Bancorp to be held on April 30, 2009 at 10 o'clock a.m. (local time) at the Bloomington/Monroe County Convention Center, 302 South College Avenue, Bloomington, Indiana, and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, in accordance with the following instructions. The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of the three nominees listed below as directors of Monroe Bancorp to serve until the 2012 Annual Meeting and until their successors have been duly elected and qualified.
                                                For    Withhold   For All Except
                                                [ ]       [ ]           [ ]

     Dr. Bradford J. Bomba, Jr.   Mark D. Bradford   James G. Burkhart


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------

2. Ratification of the appointment of BKD, LLP, Certified Public Accountants, as independent auditors for the fiscal year ending December 31, 2009.

                                                For     Against    Abstain
                                                [ ]       [ ]        [ ]

3. In their discretion, on such other matters as may properly come before the meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ITEMS 1 and 2.

Please sign exactly as name(s) appear(s) hereon. If shares are held in the name of two or more persons, all must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or other acting in a representative or fiduciary capacity, please give full title as such.

         Please be sure to sign and date this Proxy in the boxes below.

                        Date:
                              -------------------


--------------------------------------------------------------------------------
Shareholder sign above.                           Co-holder (if any) sign above.

          Detach above card, sign, date and mail in envelope provided.

                                 MONROE BANCORP

--------------------------------------------------------------------------------
Please sign exactly as name(s) appear(s) hereon. If shares are held in the name of two or more persons, all must sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian, or other acting in a representative or fiduciary capacity, please give full title as such.

                 PLEASE COMPLETE, SIGN, DATE AND MAIL THIS PROXY
                            IN THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------